Exhibit 99.2

M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

For Immediate Release

MACK-CALI REALTY CORPORATION

ANNOUNCES SECOND QUARTER 2017 RESULTS

Jersey City, New Jersey—August 2, 2017—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2017.

SECOND QUARTER 2017 HIGHLIGHTS

•                  Achieved Funds from Operations per diluted share of $0.60 and Core Funds from Operations growth of 9.1% to $0.60 for the quarter;

•                  Net loss of $0.44 per diluted share for the quarter (including the effect of net losses from property sales of $0.39 per share);

•                  Increased Adjusted Funds from Operations by 114.2% to $42.2 million for the quarter ended June 30, 2017, as compared to $19.7 million for the comparable period in 2016;

•                  Increased rental rates by 17.7% on a GAAP basis and 6.6% on a cash basis at its Core/Waterfront/Flex properties;

•                  Leased 728,246 square feet;

•                  Increased Roseland percent leased to 97.9%, up from 97.5% for the first quarter;

•                  Urby achieved 78% lease-up in five months at average rents of $57.50 per square foot;

•                  Chase II achieved 91% lease-up in seven months at average rents of $27.36 per square foot;

•                  Quarry Place achieved 58% lease-up in seven months at average rents of $43.20 per square foot;

•                  Increased quarterly common stock dividend to $0.20 per share; and

•                  Updated 2017 FFO guidance of $2.18 to $2.28 per diluted share, a decrease of $0.09 at the midpoint.

Michael J. DeMarco, chief executive officer, commented “Solid quarter on all operating fronts.  We have made great progress on the lease-up of our completed multifamily properties and on our office sales program.  Renewal spreads and lease costs are strong in our office segment.  Tour activity has also been high.  However, our only concern has been that tenants are taking longer to commit to new leases, which is causing a delay in filling up space that we projected for 2017. We expect this to be corrected in the next two quarters.”

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended June 30, 2017 amounted to $(37.3) million, or $(0.44) per share, as compared to $48.4 million, or $0.54 per share, for the quarter ended June 30, 2016.  For the six months ended June 30, 2017, net income (loss) to common shareholders equaled $(17.5) million, or $(0.33) per share, as compared to $110.6 million, or $1.23 per share, for the same period last year.  Included in net income (loss) for the quarter and six months ended June 30, 2017 was $(39.0) million and $(33.4) million, respectively, of net losses from dispositions.

Funds from Operations (FFO) for the quarter ended June 30, 2017 amounted to $60.5 million, or $0.60 per share, as compared to $64.1 million, or $0.64 per share, for the quarter ended June 30, 2016.  For the six months ended June 30, 2017, FFO equaled $116.3 million, or $1.16 per share, as compared to $112.3 million, or $1.12 per share, for the same period last year.

For the second quarter 2017, Core FFO was $0.60 per share.  The quarter’s Core FFO per share increased 9.1 percent from the same quarter last year primarily due to increased base rents in 2017 and interest expense savings from refinancing of high rate debt.

Adjusted Funds from Operations (AFFO) increased by $22.5 million to $42.2 million for the quarter ended June 30, 2017, as compared to $19.7 million for the comparable period in 2016.

OPERATING HIGHLIGHTS

Mack-Cali’s consolidated Core, Waterfront and Flex properties were 89.9 percent leased at June 30, 2017, as compared to 90.4 percent leased at March 31, 2017 and 90.6 percent leased at December 31, 2016.

For the quarter ended June 30, 2017, the Company executed 48 leases at its consolidated in-service commercial portfolio totaling 728,246 square feet. Of these totals, 18 percent were for new leases and 82 percent were for lease renewals and other tenant retention transactions.  Rental rate roll up for second quarter 2017 transactions in the Company’s Core, Waterfront and Flex properties was 6.6 percent on a cash basis and 17.7 percent on a GAAP basis.

RECENT TRANSACTIONS

In April, Roseland acquired all joint venture partner interests in Monaco, Jersey City, New Jersey, the 523-apartment, two-tower, stabilized community completed in 2011.  The transaction converted Roseland’s non-cash flowing 15 percent subordinate interest to 100 percent.  The Monaco transaction, valued at $315 million or $602,000/unit, represents a capitalization rate of 4.66 percent on a trailing 12-month basis.

BALANCE SHEET/CAPITAL MARKETS

As of June 30, 2017, the Company had a debt-to-undepreciated assets ratio of 47.5 percent compared to 43.8 percent at March 31, 2017 and 40.3 percent at June 30, 2016.  Net debt to EBITDA for the quarter ended June 30, 2017 was 8.3 times compared to 8.5 times for the quarter ended March 31, 2017.  The Company had an interest coverage ratio of 3.5 times for the quarter ended June 30, 2017 compared to 3.8 times for the quarter ended March 31, 2017 and 3.4 times for the quarter ended June 30, 2016.

DIVIDENDS

In June 2017, the Company’s Board of Directors declared an increased quarterly cash dividend of $0.20 per common share (indicating an annual rate of $0.80 per common share) for the second quarter 2017, which was paid on July 14, 2017 to shareholders of record as of July 6, 2017.  This was an increase of 33.3 percent over the prior quarter and the first increased dividend since 2006.  The Company’s Core FFO dividend payout ratio for the quarter was 33.2 percent.

GUIDANCE/OUTLOOK

The Company provided updated net income and FFO per diluted share guidance for the full year 2017, as follows:

Full Year
2017 Range
Net income (loss) available to common shareholders	$(0.38) - $(0.28)
Add (deduct):
Real estate-related depreciation and amortization on continuing operations	2.15
Redemption value adjustment to redeemable noncontrolling interests	0.21
Realized (gains) losses and unrealized losses on disposition of rental property, net	0.33
Gain on sale of investment in unconsolidated joint ventures	(0.13)
Funds from operations	$2.18 - $2.28

This updated guidance reflects a decrease of $0.09 per diluted share from the Company’s previously provided funds from operations guidance midpoint, primarily as a result of lower leasing starts ($0.06) and increased debt reduction in lieu of office acquisitions ($0.03) projected for the last half of the year. These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for August 3, 2017 at 8:30 a.m. Eastern Time, which will be broadcast live via the Internet at:

http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=5260386

The live conference call is also accessible by calling (323) 794-2130 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at https://www.mack-cali.com/investors/events-presentations/ beginning at 12:00 p.m. Eastern Time on August 3, 2017 through August 3, 2018.

A replay of the call will also be accessible August 3, 2017 through August 10, 2017 by calling (719) 457-0820 and using the pass code, 2716622.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2017 Form 10-Q:

https://www.mack-cali.com/media/1047483/2ndquarter10q17.pdf

Second Quarter 2017 Supplemental Operating and Financial Data:

https://www.mack-cali.com/media/1047489/2ndquartersp17.pdf

In addition, these items are available upon request from:

Mack-Cali Investor Relations Department - Deidre Crockett

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

(732) 590-1025

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Core FFO is presented solely as supplemental disclosure that the Company’s management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  As there is not a generally accepted definition established for Core FFO, the Company’s measures of Core FFO may not be comparable to the Core FFO reported by other REITs.  A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, and other tenant-related services for its two-platform operations of waterfront and transit-based office and luxury multifamily assets.  Mack-Cali provides its tenants and residents with the most innovative communities that empower them to re-imagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multifamily residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act.  Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:	Michael J. DeMarco	Anthony Krug	Deidre Crockett
	Chief Executive Officer	Chief Financial Officer	Vice President, Corporate Communications
	(732) 590-1589	(732) 590-1030	and Investor Relations
	mdemarco@mack-cali.com	tkrug@mack-cali.com	(732) 590-1025
dcrockett@mack-cali.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
REVENUES
Base rents	$133,017	$124,223	$254,272	$250,610
Escalations and recoveries from tenants	15,951	14,110	31,070	29,071
Real estate services	5,767	6,469	12,232	13,281
Parking income	5,052	3,532	9,281	6,688
Other income	2,979	893	5,798	2,500
Total revenues	162,766	149,227	312,653	302,150

EXPENSES
Real estate taxes	21,217	22,418	42,309	45,644
Utilities	10,357	10,953	21,771	24,531
Operating services	27,092	24,024	54,183	50,756
Real estate services expenses	5,899	6,211	12,169	13,057
General and administrative	12,491	12,755	24,083	25,004
Acquisition-related	—	2,039	—	2,039
Depreciation and amortization	57,762	43,459	105,393	86,522
Total expenses	134,818	121,859	259,908	247,553
Operating income	27,948	27,368	52,745	54,597

OTHER (EXPENSE) INCOME
Interest expense	(24,943)	(22,932)	(45,264)	(47,925)
Interest and other investment income (loss)	122	146	596	(523)
Equity in earnings (loss) of unconsolidated joint ventures	(3,298)	(614)	(3,349)	(2,168)
Gain on change of control of interests	—	5,191	—	15,347
Realized gains (losses) and unrealized losses on disposition of rental property, net	(38,954)	27,117	(33,448)	85,717
Gain on sale of investment in unconsolidated joint venture	—	5,670	12,563	5,670
Gain (loss) from extinguishment of debt, net	—	12,420	(239)	12,420
Total other income (expense)	(67,073)	26,998	(69,141)	68,538
Net income (loss)	(39,125)	54,366	(16,396)	123,135
Noncontrolling interest in consolidated joint ventures	181	(311)	418	395
Noncontrolling interest in Operating Partnership	4,296	(5,662)	2,001	(12,946)
Redeemable noncontrolling interest	(2,682)	—	(3,474)	—
Net income (loss) available to common shareholders	$(37,330)	$48,393	$(17,451)	$110,584

Basic earnings per common share:
Net income (loss) available to common shareholders	$(0.44)	$0.54	$(0.33)	$1.23

Diluted earnings per common share:
Net income (loss) available to common shareholders	$(0.44)	$0.54	$(0.33)	$1.23

Basic weighted average shares outstanding	90,011	89,740	89,983	89,731

Diluted weighted average shares outstanding	100,370	100,401	100,354	100,359

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss) available to common shareholders	$(37,330)	$48,393	$(17,451)	$110,584
Add (deduct): Noncontrolling interest in Operating Partnership	(4,296)	5,662	(2,001)	12,946
Real estate-related depreciation and amortization on continuing operations (a)	63,156	48,042	114,913	95,501
Gain on sale of investment in unconsolidated joint venture	—	(5,670)	(12,563)	(5,670)
Gain on change of control of interests	—	(5,191)	—	(15,347)
Realized gains and unrealized losses on disposition of rental property, net	38,954	(27,117)	33,448	(85,717)
Funds from operations (b)	$60,484	$64,119	$116,346	$112,297

Diluted weighted average shares/units outstanding (c)	100,370	100,401	100,354	100,359

Funds from operations per share/unit-diluted	$0.60	$0.64	$1.16	$1.12

Dividends declared per common share	$0.20	$0.15	$0.35	$0.30

Dividend payout ratio:
Core Funds from operations-diluted	33.19%	27.39%	30.13%	28.93%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$3,303	$4,138	$8,272	$8,506
Tenant improvements & leasing commissions (d)	$8,150	$16,271	$12,115	$26,809
Tenant improvements & leasing commissions on space vacant for more than a year	$4,956	$13,470	$12,116	$29,931
Straight-line rent adjustments (e)	$3,240	$4,592	$6,253	$6,953
Amortization of (above)/below market lease intangibles, net (f)	$2,187	$276	$3,764	$445
Non real estate depreciation and amortization	$349	$187	$726	$411
Amortization of deferred financing costs	$1,175	$1,180	$2,278	$2,349

(a)         Includes the Company’s share from unconsolidated joint ventures and adjustments for noncontrolling interest, of $5,742 and $4,768 for the three months ended June 30, 2017 and 2016, respectively, and $10,245 and $9,389 for the six months ended June 30, 2017 and 2016, respectively.  Excludes non-real estate-related depreciation and amortization of $349 and $187 for the three months ended June 30, 2017 and 2016, respectively, and $726 and $411 for the six months ended June 30, 2017 and 2016, respectively.

(b)         Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.

(c)          Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,359 and 10,499 shares for the three months ended June 30, 2017 and 2016, respectively, and 10,371 and 10,504 for the six months ended June 30, 2017 and 2016, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)         Excludes expenditures for tenant spaces that have not been owned for at least a year.

(e)          Includes the Company’s share from unconsolidated joint ventures of $307 and $(20) for the three months ended June 30, 2017 and 2016, respectively, and $295 and $149 for the six months ended June 30, 2017 and 2016, respectively.

(f)           Includes the Company’s share from unconsolidated joint ventures of $80 and $95 for the three months ended June 30, 2017 and 2016, respectively, and $175 and $190 for the six months ended June 30, 2017 and 2016, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss) available to common shareholders	$(0.44)	$0.54	$(0.33)	$1.23
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.63	0.48	1.15	0.95
Redemtion value adjustment to redeemable noncontrolling interests	0.03	—	0.15	—
Gain on sale of investment in unconsolidated joint venture	—	(0.06)	(0.13)	(0.06)
Gain on change of control of interests	—	(0.05)	—	(0.15)
Realized (gains) losses and unrealized losses on disposition of rental property, net	0.39	(0.27)	0.33	(0.85)
Noncontrolling interest/rounding adjustment	(0.01)	—	(0.01)	—
Funds from operations (b)	$0.60	$0.64	$1.16	$1.12

Add/(Deduct):
Acquisition-related costs	—	$0.02	—	$0.02
Dead deal costs	—	0.01	—	0.01
Mark-to-market interest rate swap	—	—	—	0.01
(Gain)/Loss from extinguishment of debt	—	(0.12)	—	(0.12)
Core FFO	$0.60	$0.55	$1.16	$1.04

Diluted weighted average shares/units outstanding (c)	100,370	100,401	100,354	100,359

(a)      Includes the Company’s share from unconsolidated joint ventures of $0.06 and $0.05 for the three months ended June 30, 2017 and 2016, respectively, and $0.10 and $0.09 for the six months ended June 30, 2017 and 216, respectively.

(b)      Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.

(c)       Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,359 and 10,499 shares for the three months ended June 30, 2017 and 2016, respectively, and 10,371 and 10,504 for the six months ended June 30, 2017 and 2016, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	June 30,	December 31,
	2017	2016
Assets
Rental property
Land and leasehold interests	$721,753	$661,335
Buildings and improvements	3,998,971	3,758,210
Tenant improvements	344,108	364,092
Furniture, fixtures and equipment	27,985	21,230
	5,092,817	4,804,867
Less — accumulated depreciation and amortization	(1,131,799)	(1,332,073)
	3,961,018	3,472,794
Rental property held for sale, net	292,243	39,743
Net investment in rental property	4,253,261	3,512,537
Cash and cash equivalents	21,719	31,611
Investments in unconsolidated joint ventures	315,110	320,047
Unbilled rents receivable, net	105,547	101,052
Deferred charges, goodwill and other assets, net	316,984	267,950
Restricted cash	56,167	53,952
Accounts receivable, net of allowance for doubtful accounts of $1,145 and $1,335	7,706	9,617

Total assets	$5,076,494	$4,296,766

Liabilities and Equity
Senior unsecured notes, net	$818,294	$817,355
Unsecured revolving credit facility and term loans	770,388	634,069
Mortgages, loans payable and other obligations, net	1,361,537	888,585
Dividends and distributions payable	20,684	15,327
Accounts payable, accrued expenses and other liabilities	177,801	159,874
Rents received in advance and security deposits	53,939	46,442
Accrued interest payable	9,199	8,427
Total liabilities	3,211,842	2,570,079
Commitments and contingencies

Redeemable noncontrolling interests	206,026	—

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 89,913,919 and 89,696,713 shares outstanding	899	897
Additional paid-in capital	2,566,997	2,576,473
Dividends in excess of net earnings	(1,101,099)	(1,052,184)
Accumulated other comprehensive income	1,872	1,985
Total Mack-Cali Realty Corporation stockholders’ equity	1,468,669	1,527,171

Noncontrolling interests in subsidiaries:
Operating Partnership	170,510	178,570
Consolidated joint ventures	19,447	20,946
Total noncontrolling interests in subsidiaries	189,957	199,516

Total equity	1,658,626	1,726,687

Total liabilities and equity	$5,076,494	$4,296,766